EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
May 8, 2023

Centrus Reports First Quarter 2023 Results

•Net income of $7.2 million on $66.9 million in revenue, compared to net loss of $0.4 million on $35.3 million in revenue in Q1 2022
•Gross profit of $23.0 million, compared to $6.3 million in Q1 2022
•Consolidated cash balance of $188.8 million as of March 31, 2023
•Completed construction and initial testing of centrifuge cascade under contract with the U.S. Department of Energy (DOE) to demonstrate production of High-Assay, Low-Enriched Uranium (HALEU)

BETHESDA, Md. - Centrus Energy Corp. (NYSE American: LEU) (“Centrus” or the “Company”) today reported first quarter 2023 results. The Company reported net income of $7.2 million for the three months ended March 31, 2023, compared to a net loss of $0.4 million for the three months ended March 31, 2022. The net income per common share in the three months ended March 31, 2023 was $0.49 (basic) and $0.47 (diluted).

“We started off the year with a strong first quarter, generating revenue of $66.9 million, gross profit of $23.0 million, and reporting a strong balance sheet with cash on hand of $188.8 million,” said Centrus President and CEO Daniel B. Poneman. “In addition, we achieved a major milestone on the HALEU demonstration cascade this quarter, having completed construction and initial testing. We look forward to finishing the remaining requirements and beginning production later this year as we stand up the first U.S.-owned, U.S.-technology enrichment plant to begin production in 70 years.”

Financial Results

Centrus generated total revenue of $66.9 million and $35.3 million in the three months ended March 31, 2023 and 2022, respectively, an increase of $31.6 million.

Revenue from the LEU segment was $58.8 million and $17.7 million in the three months ended March 31, 2023 and 2022, respectively, an increase of $41.1 million. The increase is due to an increase in the volume of SWU sold and an increase in the average price of SWU sold.

Revenue from the Technical Solutions segment was $8.1 million and $17.6 million in the three months ended March 31, 2023 and 2022, respectively, a decrease of $9.5 million. The decrease was primarily related to a $11.6 million decrease in revenue generated by the HALEU Demonstration Contract, as well as a $5.6 million decrease across other contracts, partially offset by $7.7 million in revenue generated by the HALEU Operation Contract.

Cost of sales for the LEU segment was $34.9 million and $14.8 million in the three months ended March 31, 2023 and 2022, respectively, an increase of $20.1 million. The increase is primarily due to an increase in the volume of SWU sold.

Cost of sales for the Technical Solutions segment was $9.0 million and $14.2 million in the three months ended March 31, 2023 and 2022, respectively, a decrease of $5.2 million. The decrease of $5.2 million for the three months ended March 31, 2023, is related to a reduction in costs of approximately $7.3 million associated with the HALEU Demonstration Contract and $6.1 million associated with other contracts, partially offset by $8.2 million of costs incurred for the HALEU Operation Contract.

Gross profit for the Company was $23.0 million and $6.3 million in the three months ended March 31, 2023 and 2022, respectively.

HALEU Update

Centrus announced in early February that it had completed construction and initial testing of a cascade of advanced uranium enrichment centrifuges as well as most of the associated support systems. This milestone puts the Company on track to begin demonstrating first-of-a-kind production of HALEU at its facility in Piketon, Ohio, by the end of 2023, after completing remaining support systems and obtaining final approval from the Nuclear Regulatory Commission. This will be the first new U.S.-owned, U.S.-technology enrichment plan to begin production in 70 years.

About Centrus Energy Corp.

Centrus Energy is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources – helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal. With world-class technical and engineering capabilities, Centrus is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at www.centrusenergy.com.

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Forward-Looking Statements:

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. These forward-looking statements are based on information available to us as of the date of this news release and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control.

For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include but are not limited to the following which are, and will be, exacerbated by any worsening of the global business and economic environment as a result: risks related to the war in Ukraine and geopolitical conflicts and the imposition of sanctions or other measures by either the U.S. or foreign governments, organizations (including the United Nations, the European Union or other international organizations), entities or persons, that could directly or indirectly impact our ability to obtain, deliver, or sell low enriched uranium (“LEU”) under our existing supply contract with the Russian government-owned entity TENEX, Joint-Stock Company (“TENEX”); risks related to the refusal of TENEX to deliver LEU to us if, among other reasons, TENEX is unable to receive payments, or to receive the return of natural uranium, as a result of any government, international or corporate actions or directions or other reasons; risks related to whether or when government funding or demand for high-assay low-enriched uranium (“HALEU”) for government or commercial uses will materialize; risks and uncertainties regarding funding for continuation and deployment of the American Centrifuge technology; risks related to (i) our ability to perform and absorb costs under our agreement with the U.S. Department of Energy (“DOE”) to deploy and operate a cascade of centrifuges to demonstrate production of HALEU for advanced reactors (the “HALEU Operation Contract”), (ii) our ability to obtain contracts and funding to be able to continue operations and (iii) our ability to obtain and/or perform under other agreements; risks that (i) we may not obtain the full benefit of the HALEU Operation Contract and may not be able or allowed to operate the HALEU enrichment facility to produce HALEU after the completion of the HALEU Operation Contract or (ii) the HALEU enrichment facility may not be available to us as a future source of supply; risks related to our dependence on others, such as our transporters for deliveries of LEU including deliveries from TENEX, under our commercial supply agreement with TENEX and deliveries under our long-term commercial supply agreement with a subsidiary of Orano Cycle (“Orano”) or other suppliers; risks related to natural and other disasters, including the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; risks related to financial difficulties experienced by customers or suppliers, including possible bankruptcies, insolvencies, or any other inability to pay for our products or services or delays in making timely payment; risks related to pandemics, endemics, and other health crises; risks related to the impact and potential extended duration of a supply/demand imbalance in the market for LEU; risks related to our ability to sell the LEU we procure pursuant to our purchase obligations under our supply agreements and sanctions or limitations on imports of such LEU, including those imposed under the 1992 Russian Suspension Agreement as amended, international trade legislation and other international trade restrictions; risks related to existing or new trade barriers and contract terms that limit our ability to procure LEU for, or deliver LEU to customers; risks related to pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; risks related to the movement and timing of customer orders; risks associated with our reliance on third-party suppliers and service providers to provide essential products and services to us; risks related to the fact that we face significant competition from major producers who may be less cost sensitive or are wholly or partially government owned; risks that our ability to compete in foreign markets may be limited for various reasons; risks related to the fact that our revenue is largely dependent on our largest customers; risks related to our sales order book, including uncertainty concerning customer actions under current contracts and in future contracting due to market conditions and our lack of current production capability; risks related to uncertainty regarding our ability to commercially deploy a competitive enrichment technology; risks related to the potential for demobilization or termination of our American Centrifuge work; risks that we will not be able to timely complete the work that we are obligated to perform; risks related to our ability to perform fixed-price and cost-share contracts such as the HALEU Operation Contract, including the risk that costs that we must bear could be higher than expected; risks related to our significant long-term liabilities, including material unfunded defined benefit pension plan obligations and postretirement health and life benefit obligations; risks related to our 8.25% Notes maturing in February 2027; risks of revenue and operating results fluctuating significantly from quarter to quarter, and in some cases, year to year; risks related to the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; risks related to the Company’s capital concentration; risks related to the value of our intangible assets related to the sales order book and customer relationships; risks related to the limited trading markets in our securities; risks related to decisions made by our Class B stockholders regarding their investment in the Company based upon factors that are unrelated to the Company’s performance; risks that a small number of holders of our Class A Common Stock (whose interests may not be aligned with other holders of our Class A Common Stock), may exert significant influence over the direction of the Company and may be motivated by interests that are not aligned with the Company’s other Class A stockholders; risks related to (i) the use of our net operating losses (“NOLs”) carryforwards and net unrealized built-in losses (“NUBILs”) to offset future taxable income and the use of the Rights Agreement (as defined herein) to prevent an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) our ability to generate taxable income to utilize all or a portion of the NOLs prior to the expiration thereof and NUBILs; risks related to failures or security breaches of our information technology systems; risks related to our ability to attract and retain key personnel; risks related to actions, including reviews, that may be taken by the U.S. Government, the Russian government, or other governments that could affect our ability to perform under our contractual obligations or the ability of our sources of supply to perform under their contractual obligations to us; risks related to our ability to perform and receive timely payment under agreements with the DOE or other government agencies, including risks and uncertainties related to the ongoing funding by the government and potential audits; risks related to changes or termination of agreements with the U.S. Government or other counterparties, or the exercise of contract remedies by such counterparties; risks related to the competitive environment for our products and services; risks related to changes in the nuclear energy industry; risks related to the competitive bidding process associated with obtaining contracts, including government contracts; risks that we will be unable to obtain new business opportunities or achieve market acceptance of our products and services or that products or services provided by others will render our products or services obsolete or noncompetitive; risks related to potential strategic transactions that could be difficult to implement, disrupt our business or change our business profile significantly; risks related to the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); risks related to the impact of government regulation and policies including by the DOE and the U.S. Nuclear Regulatory Commission; risks of accidents during the transportation, handling, or processing of toxic hazardous or radioactive material that may pose a health risk to humans or animals, cause property or environmental damage, or result in precautionary evacuations; risks associated with claims and litigation arising from past activities at sites we currently operate or past activities at sites that we no longer operate, including the Paducah, Kentucky, and Portsmouth, Ohio, gaseous diffusion plants; and other risks and uncertainties discussed in this and our other filings with the SEC.

These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this news release and in our other filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022, under Part II, Item 1A - “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and our other filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this news release, except as required by law.

Contacts:

Investors: Dan Leistikow at LeistikowD@centrusenergy.com
Media: Lindsey Geisler at GeislerLR@centrusenergy.com

CENTRUS ENERGY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited; in millions, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenue:
Separative work units	$58.8	$12.8
Uranium	—	4.9
Technical solutions	8.1	17.6
Total revenue	66.9	35.3
Cost of Sales:
Separative work units and uranium	34.9	14.8
Technical solutions	9.0	14.2
Total cost of sales	43.9	29.0
Gross profit	23.0	6.3
Advanced technology costs	3.4	1.1
Selling, general and administrative	10.3	7.5
Amortization of intangible assets	1.1	1.1
Special charges for workforce reductions	(0.1)	—
Operating income (loss)	8.3	(3.4)
Nonoperating components of net periodic benefit loss (income)	0.3	(3.3)
Interest expense	0.3	—
Investment income	(1.9)	—
Income (loss) before income taxes	9.6	(0.1)
Income tax expense	2.4	0.3
Net income (loss) and comprehensive income (loss)	7.2	(0.4)

Net income (loss) per share:
Basic	$0.49	$(0.03)
Diluted	$0.47	$(0.03)
Average number of common shares outstanding (in thousands):
Basic	14,841	14,547
Diluted	15,241	14,547

CENTRUS ENERGY CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three Months Ended March 31,
	2023	2022
OPERATING
Net income (loss)	$7.2	$(0.4)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	1.3	1.3
Accrued loss on long-term contract	(5.6)	(0.5)
Deferred tax assets	2.2	0.3
Equity related compensation	1.2	0.5
Revaluation of inventory borrowing	2.1	—
Changes in operating assets and liabilities:
Accounts receivable	5.3	16.6
Inventories	22.3	11.1
Inventories owed to customers and suppliers	(43.6)	(8.1)
Other current assets	15.1	(0.8)
Accounts payable and other liabilities	(4.2)	1.2
Payables under inventory purchase agreements	(11.1)	(28.3)
Deferred revenue and advances from customers, net of deferred costs	0.1	(0.3)
Pension and postretirement benefit liabilities	(0.7)	(5.1)
Other, net	(1.3)	(0.1)
Cash used in operating activities	(9.7)	(12.6)

INVESTING
Capital expenditures	(0.3)	(0.1)
Cash used in investing activities	(0.3)	(0.1)

FINANCING
Proceeds from the issuance of common stock, net	22.0	—
Exercise of stock options	—	0.2
Payment of interest classified as debt	(3.1)	(3.1)
Other	—	(0.3)
Cash provided by (used in) financing activities	18.9	(3.2)

Increase (decrease) in cash, cash equivalents and restricted cash	8.9	(15.9)
Cash, cash equivalents and restricted cash, beginning of period	212.4	196.8
Cash, cash equivalents and restricted cash, end of period	$221.3	$180.9

Non-cash activities:
Reclassification of stock-based compensation liability to equity	$—	$10.6
Adjustment of right to use lease assets from lease modification	$4.2	$—
Property, plant and equipment included in accounts payable and accrued liabilities	$—	$0.2
Shares withheld for employee taxes	$1.9	$1.9
ATM proceeds included in accounts receivable	$1.2	$—

CENTRUS ENERGY CORP.
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share and per share data)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$188.8	$179.9
Accounts receivable	34.1	38.1
Inventories	209.4	209.2
Deferred costs associated with deferred revenue	135.7	135.7
Other current assets	9.0	24.2
Total current assets	577.0	587.1
Property, plant and equipment, net of accumulated depreciation of $3.8 million as of March 31, 2023 and $3.6 million as of December 31, 2022	5.4	5.5
Deposits for financial assurance	32.3	32.3
Intangible assets, net	44.6	45.7
Deferred tax assets	24.6	26.8
Other long-term assets	5.1	8.1
Total assets	$689.0	$705.5

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$55.4	$65.5
Payables under inventory purchase agreements	32.6	43.6
Inventories owed to customers and suppliers	17.2	60.8
Deferred revenue and advances from customers	273.3	273.2
Current debt	6.1	6.1
Total current liabilities	384.6	449.2
Long-term debt	92.6	95.7
Postretirement health and life benefit obligations	84.1	84.5
Pension benefit liabilities	43.4	43.6
Advances from customers	46.2	46.2
Long-term inventory loans	73.3	48.7
Other long-term liabilities	9.3	11.7
Total liabilities	733.5	779.6

Stockholders’ deficit:
Preferred stock, par value $1.00 per share, 20,000,000 shares authorized
Series A Participating Cumulative Preferred Stock, none issued	—	—
Series B Senior Preferred Stock, none issued	—	—
Class A Common Stock, par value $0.10 per share, 70,000,000 shares authorized, 14,746,643 and 13,919,646 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	1.5	1.4
Class B Common Stock, par value $0.10 per share, 30,000,000 shares authorized, 719,200 shares issued and outstanding as of March 31, 2023 and December 31, 2022	0.1	0.1
Excess of capital over par value	180.5	158.1
Accumulated deficit	(226.7)	(233.9)
Accumulated other comprehensive income	0.1	0.2
Total stockholders’ deficit	(44.5)	(74.1)
Total liabilities and stockholders’ deficit	$689.0	$705.5